Exhibit 1.1

THE ROYAL BANK OF SCOTLAND GROUP PLC

Series A Senior Notes

U.S. DISTRIBUTION AGREEMENT

September 13, 2011

To the Agents listed on the
signature pages hereof and
each person that shall
have become an Agent as
provided in Section 3(f)
hereof:

Dear Sirs and Mesdames:

The Royal Bank of Scotland Group plc, a public limited company incorporated under the laws of Scotland, United Kingdom (the “Issuer”), confirms its agreement with each of you (individually an “Agent” and collectively the “Agents”) with respect to the issue and sale from time to time by the Issuer (each, an “offering”) of its senior notes designated as Series A Senior Notes (the “Notes”).

The Notes will be issued as senior indebtedness of the Issuer pursuant to the provisions of an Amended and Restated Indenture dated as of September 13, 2011 (the “Amended and Restated Indenture”), as supplemented by a supplemental indenture with respect to the Series A Senior Notes dated as of September 13, 2011 (the “First Supplemental Indenture”), each among the Issuer and The Bank of New York Mellon, acting through its London Branch, a banking corporation duly organized and existing under the laws of the State of New York as Trustee (the “Trustee”), having its Corporate Trust Office at One Canada Square, London E14 5AL.  We refer to the Amended and Restated Indenture and the First Supplemental Indenture collectively, as may be amended from time to time, as the “Indenture”.

The Notes will have the maturities, interest rates, and other terms as set forth in supplements to the Base Prospectus referred to below.

For each offering of the Notes, the Issuer will appoint, pursuant to a Selling Agency Invitation (substantially in the form of Exhibit A) or other reasonable means as agreed between the parties, some or all of the Agents as their exclusive Agents for the purposes of soliciting and receiving offers to purchase

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Notes by others. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree, upon such appointment, to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Issuer at such times and in such amounts as the Issuer shall from time to time specify. In addition, you may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a “Terms Agreement”) in accordance with the provisions of Section 3(b) hereof.

The Issuer has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Registration Statement No. 333-162219), including a prospectus, relating to the Notes that became automatically effective under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement, including the exhibits thereto, as amended or supplemented from time to time, is hereinafter referred to as the “Registration Statement”. The Issuer has filed with the Commission a prospectus dated September 30, 2009, that describes certain terms of the Notes which is hereinafter referred to as the “Base Prospectus.”  The Issuer has filed with the Commission pursuant to Rule 424 under the Securities Act a supplement to the Base Prospectus dated September 13, 2011 that describes certain terms of the Notes, which is hereinafter referred to as the “Prospectus Supplement.”  The Issuer proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act further supplements to the Base Prospectus that will describe specific terms of the Notes. The term “Preliminary Prospectus” means the Base Prospectus, together with the Prospectus Supplement, any product supplement, any underlying supplement and any preliminary pricing supplement specifically relating to a particular offering of Notes as filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement, any product supplement, any underlying supplement and the final pricing supplement or supplements specifically relating to a particular offering of Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms “Base Prospectus,” “Prospectus Supplement,” “Preliminary Prospectus,” “Time of Sale Information” (as defined below) and “Prospectus” shall include in each case the documents, if any, incorporated by reference therein.

The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus that is not distributed by an Agent in a manner reasonably designed to lead to its broad unrestricted dissemination and that includes no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in a previously filed free writing prospectus or in the Prospectus, (ii) a free writing prospectus prepared in the form of a term sheet or preliminary pricing supplement with respect to such Notes (a “Term Sheet”) reviewed and approved by the Issuer in advance in writing, or (iii) any issuer free writing prospectus approved by the Issuer in advance in writing.

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“Time of Sale Information” in connection with an offering means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any.  The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference that are filed subsequent to the date of the Base Prospectus by the Issuer and with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1. Representations and Warranties of the Issuer.  The Issuer represents and warrants to and agrees with you as of the Commencement Date, as of each date on which you solicit offers to purchase Notes following your appointment as an Agent pursuant to a Selling Agency Invitation, or other reasonable means as agreed by the parties, as of each date on which the Issuer accepts an offer to purchase Notes (including any purchase by you as principal pursuant to a Terms Agreement) and as of each date the Issuer issues and delivers Notes, as follows:

(a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this Section 1(a) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to you furnished to the Issuer in writing by you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee and (2) the representations and warranties set forth in clauses (ii), (iii) and (iv) above, when made as of the Commencement Date or as of any date on which you solicit offers to purchase Notes or on which the Issuer accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Base Prospectus (other than the Prospectus Supplement).

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(b) The Time of Sale Information immediately prior to the time of each sale of the Notes in connection with an offering, as then amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary or required in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Time of Sale Information based upon information relating to you furnished to the Issuer in writing by you expressly for use therein.

(c) Any free writing prospectus that the Issuer is required to file pursuant to Rule 433(d) under the Securities Act will be filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Issuer is required to file pursuant to Rule 433(d) under the Securities Act will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  In connection with each offering of notes, except for Permitted Free Writing Prospectuses, the Issuer has not prepared, used or referred to, and will not, without the prior written consent of each Agent acting in such capacity in respect of a such offering, use or refer to, any free writing prospectus with respect to such offering of Notes.

(d) The Issuer is duly incorporated in, and is validly registered under the laws of, Scotland, and has the power and authority (corporate and other) to own, lease, and operate their properties and conduct their businesses as described in the Time of Sale Information and Prospectus.

(e) Each material subsidiary of the Issuer has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (where such legal concept has relevance), has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Information and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires qualification, except to the extent that the failure to be so qualified or be in good standing or the failure to have such power and authority would not have a material adverse effect on the Issuer and their subsidiaries, taken as a whole.

(f) Each of this Agreement and any applicable Written Terms Agreement (as hereinafter defined) has been duly authorized, executed and delivered by the Issuer.

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(g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Issuer and is a valid and binding agreement of the Issuer, enforceable in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

(h) [Reserved]

(i) The forms of Notes have been duly authorized and established in conformity with the provisions of the Indenture and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, the legal holders of the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer, each enforceable in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

(j) The execution and delivery by the Issuer of this Agreement, the Notes, the Indenture, and any applicable Written Terms Agreement, and the performance by the Issuer of its obligations under this Agreement, the Notes, the Indenture, and any applicable Terms Agreement, will not contravene any provision of applicable law or the memorandum and articles of association of the Issuer or any agreement or other instrument binding upon the Issuer or any of their subsidiaries that is material to the Issuer and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer of its obligations under this Agreement, the Notes, the Indenture, and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes; provided, however, that no representation is made or warranty given as to whether the purchase of the Notes constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the

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condition, financial or otherwise, or in the earnings, business or operations of the Issuer and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information.

(l) There are no legal or governmental proceedings pending or, to the Issuer’s knowledge, threatened to which the Issuer, or any of its subsidiaries is a party or to which any of the properties of the Issuer or any of its subsidiaries are subject that are required to be described in the Registration Statement or the Prospectus and are not so described and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required. The Time of Sale Information contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(m) Each of the Issuer and its subsidiaries have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their properties and assets and to conduct their business in the manner described in the Time of Sale Information and Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Issuer and its subsidiaries, taken as a whole.

(n) The Issuer is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) Immediately after any sale of Notes by the Issuer hereunder or under any Terms Agreement, the aggregate amount of Notes outstanding at any one time will not exceed any limitation thereon which may then be in effect by action of the Board of Directors of the Issuer.

(p) The Registration Statement has become effective and constitutes an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act) filed within three years of the date hereof; the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer; the Issuer is a “well-known seasoned issuer” as defined in Rule 405, and is not an “ineligible issuer,” as defined in Rule 405 at the “determination dates” relevant to the offering and sale of Notes

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under the Registration Statement (as described in such definition); no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding, to the knowledge of the Issuer, for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission.

(q) The Issuer hereby acknowledges that the Agents will be acting pursuant to a contractual relationship on an arm’s length basis and in no event do the parties intend that the Agents act or be responsible as a fiduciary to the Issuer, its management, stockholders, creditors or any other person. Each of the Issuer and the Agents hereby expressly disclaim any fiduciary relationship and agree they are each responsible for making their own independent judgments with respect to any transactions entered into between them.

Notwithstanding the foregoing, it is understood and agreed that the representations and warranties set forth in Section 1(a)(ii), (iii) and (iv), 1(b),  1(i) (except as to due authorization of the Notes) and 1(j), when made as of the Commencement Date, or as of any date on which you solicit offers to purchase Notes, with respect to any Notes the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with either the Issuer or its subsidiaries, baskets of such securities, equity indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

2. Representations and Warranties of Agents. Each of the Agents represents and warrants to and agrees with the Issuer, as of each date on which you solicit offers to purchase Notes following your appointment as an Agent pursuant to a Selling Agency Invitation or other reasonable means as agreed by the parties, as of each date on which the Issuer accepts an offer to purchase Notes (including any purchase by you as principal pursuant to a Terms Agreement) and as of each date the Issuer issues and delivers Notes:

(a) You represent and warrant that you are actually engaged in the investment banking or securities business and that you are either (i) a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or (ii) a foreign bank, dealer or institution not eligible for membership in FINRA and not registered under the Exchange Act (a “non-member foreign dealer”). If you are a member of FINRA, you will comply with all applicable rules of FINRA, including, without limitation, the requirements of FINRA Rules 5121 and 5141 or any successor FINRA rule thereto, and you will not grant any concessions, discounts, or other allowances which are not permitted by that Rule.  If you are a non-member foreign dealer, you will not make any sales of the Notes in, or to nationals or residents of, the United States, its territories, or its

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possessions, except to the extent permitted by Rule 15a-6 or any successor rule thereto, and that in making any sales of the Notes you will comply, as though you are a member of FINRA with the requirements of the following rules (including any FINRA successor rules thereto): (i) FINRA Rules 5121 and 5141, and (ii) NASD Conduct Rule 2420 as that Rule applies to a non-FINRA member broker or dealer in a foreign country. You represent and warrant that you are fully familiar with the above provisions of the Rules. You further represent, by your participation in any offering of Notes, that you have filed all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to Section (b)(6) of FINRA Rule 5110 (the “Financing Rule”) as such requirements relate to such offering, including, but not limited to information with respect to (x) any arrangement during the period beginning 180 days immediately preceding the required filing date of an offering and through the pricing date (the “Survey Period”), which arrangement provides for the receipt of any item of value or the transfer of any warrants, options, or other securities from the Issuer to you or your related person(s), (y) any acquisitions of unregistered equity securities of the Issuer by you or your related person(s) during the Survey Period, or (z) any new arrangement that provides for the receipt of any additional item of value by you or your related person(s) between the pricing date of an offering and the date ending 90 days immediately thereafter. Terms used in clauses (x), (y) and (z) of the previous sentence and not otherwise defined shall have the respective meanings given to them in the Financing Rule.

(b) You acknowledge that you are familiar with the requirements of NASD Notice-to-Members 88-101 relating to participation by FINRA members in shelf offerings, NASD Notice-to-Members 05-59 concerning FINRA members’ obligations when selling structured products, NASD Notice and FINRA Notice-to-Members 10-52 applying rules regarding communication with the public and institutional sales material and correspondence to certain free-writing prospectuses and Notice-to-Members 05-26 recommending best practices for reviewing new products. You agree to comply with all obligatory provisions set forth therein in connection with any offering of Securities.

(c) You agree that in selling Notes you will comply with all applicable laws, rules and regulations regarding suitability, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of FINRA and the applicable rules and regulations of any securities exchange having jurisdiction over the offering of the Notes, including NASD Rule 2310, New York Stock Exchange Rule 405, NASD Notice-to-Members 03-71, FINRA Notices-to-Members 09-73, 10-09, and 10-51, and any other laws, rules or regulations regarding suitability or diligence of accounts.

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(d) You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as defined in Rule 405 of the Securities Act) concerning the Notes or the Issuer (including without limitation any free writing prospectus and any information furnished by the Issuer but not incorporated by reference into the Preliminary Prospectus or Prospectus) other than (i) any Preliminary Prospectus or Prospectus, or (ii) any Permitted Free Writing Prospectus.

(e) [Reserved]

(f) You agree that you will not offer or sell the Notes within the European Economic Area unless (i) you have obtained the Issuer’s prior written consent and (ii) you comply with the selling restrictions set forth in Exhibit D hereto and those other restrictions as the Issuer may inform you of from time to time.

(g) You represent and warrant that you will not sell Notes to or through any dealer unless you reasonably believe it is in compliance with the substance of the representations and warranties set forth in this Section 2 upon which the Issuer is also entitled to rely.

3. Solicitations as Agents; Purchases as Principal.

(a) Solicitations as Agents. In connection with your actions as Agents upon appointment pursuant to a Selling Agency Invitation or other reasonable means as agreed by the parties, you agree to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Time of Sale Information as then amended or supplemented.

The Issuer reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day’s prior notice from the Issuer, you will forthwith suspend solicitations of offers to purchase Notes from the Issuer until such time as the Issuer has advised you that such solicitation may be resumed. While such solicitation is suspended, the Issuer shall not be required to deliver any certificates, opinions or letters in accordance with Sections 6(a), 6(b) and 6(c); provided, however, that if the Registration Statement, Prospectus, or Prospectus Supplement is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for (i) the specific terms of the Notes, or (ii) for a change you deem to be immaterial), you shall not be required to resume soliciting offers to purchase Notes until the Issuer has delivered such certificates, opinions and letters as you may request.

If the Issuer agrees to pay to you, as consideration for the sale of each security resulting from a solicitation made or an offer to purchase

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received by you in connection with an offering in which you were appointed as a Agent under a Selling Agency Invitation or other reasonable means as agreed by the parties, a commission or other discount, such arrangement will be specified in the Preliminary Prospectus and Prospectus relating to such Note.

Subject to compliance with any applicable laws and regulations, including the rules of FINRA, you may use all or a portion of the commission paid to you by the Issuer in connection with an offering of the Notes as contemplated by this Section 3 to pay other dealers you have appointed in connection with such offering in the form of selling concessions, additional fees payable upon maturity of the Notes based on the performance of the Notes sold and/or additional fees payable annually based on the amount of Notes sold by such dealer in a particular calendar year; provided that the aggregate amount of such selling concessions and additional fees paid to all dealers for an offering shall not exceed 8% of the offering proceeds from such offering.

You shall communicate to the Issuer, orally or in writing, each offer to purchase Notes received by you as agent that in your judgment should be considered by the Issuer. The Issuer shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part, and any such rejection will not be deemed a breach of the Issuer’s agreements contained herein.  You shall have the right to reject any offer to purchase Notes that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by you as agent and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

(b) Purchases as Principal. Each sale of Notes to you as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Issuer will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by you. Each Terms Agreement will take the form of either (i) a written agreement between you and the Issuer, which may be substantially in the form of Exhibit A hereto (a “Written Terms Agreement”), or (ii) an oral agreement between you and the Issuer confirmed in writing by you to the Issuer.

Your commitment to purchase Notes as principal pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Issuer herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the maturity date of such Notes, the price to be paid to the Issuer for such Notes, the interest rate and interest rate formula, if

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any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers’ certificates, opinions of counsel and letters from the independent auditors of the Issuer pursuant to Section 6 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes, as the case may be, by you.

Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes, as the case may be. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by you as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by you as principal pursuant to a Terms Agreement, as the case may be, is referred to herein as a “Settlement Date.”

Unless otherwise specified in a Terms Agreement, if you are purchasing Notes, as principal you may resell such Notes to other dealers, at a discount or discounts such as you may determine provided that each such discount, shall not exceed the amount set forth in the Time of Sale Information relating to such Notes.

(c) Administrative Procedures. Unless otherwise agreed between the Issuer and the relevant Agent in connection with a particular offering:

(i) you and the Issuer agree to perform the respective duties and obligations specifically provided to be performed in the Administrative Procedures (attached hereto as Exhibit C) (the “Administrative Procedures”), as amended from time to time, and such Administrative Procedures may be amended only by written agreement of the Issuer and the applicable Agent;

(ii) if such offering requires the services of a calculation agent and you agree to provide such services, you and the Issuer agree to execute a calculation agency agreement substantially in the form of Exhibit F hereto, and to perform the respective duties and obligations provided for thereunder.

(d) Delivery. The documents required to be delivered by Section 5 of this Agreement as a condition precedent to your obligation to begin soliciting offers to purchase Notes as agent of the Issuer upon receipt of a Selling Agency Invitation, or pursuant to other reasonable means as agreed by the parties, shall be delivered at the office of Davis Polk & Wardwell llp, not later than 4:00 p.m., New York time, on the date hereof, or at such other time and/or place as you and the Issuer may agree upon in writing, but in no event later than the day prior to the earlier

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of (i) the date on which you begin soliciting offers to purchase Notes pursuant to such Offering and (ii) the first date on which the Issuer accepts any offer by you to purchase Notes as principal. The date of delivery of such documents is referred to herein as the “Commencement Date.”

(e) Free Writing Prospectuses. In connection with your actions hereunder, you covenant that, unless you obtain the prior consent of the Issuer, you will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, or that would otherwise constitute a free writing prospectus required to be filed with the Commission, other than a Permitted Free Writing Prospectus.

(f) The Issuer may from time to time appoint one or more additional financial institutions experienced in the distribution of securities similar to the Notes (each such additional institution herein referred to as an “Additional Agent”) as agent(s) hereunder pursuant to a letter (an “Agent Accession Letter”) substantially in the form attached hereto as Exhibit E to this Agreement, whereupon each such Additional Agent shall, subject to the terms and conditions of this Agreement and the Agent Accession Letter, become a party to this Agreement as an agent, vested with all the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder.

(g) In connection with (i) your actions as Agents and (ii) each sale of Notes to you as principal, as the case may be, you agree to provide the Issuer upon the Issuer’s request with such information as the Issuer may reasonably require in order for the Issuer to determine the tax treatment of the Notes, including, without limitation, information necessary to determine the “issue price” and whether all the Notes form part of the same “issue” for U.S. federal income tax purposes; provided that you shall be required to deliver such information only to the extent that such information is in your possession or is reasonably available to you, it being understood that you will take commercially reasonable steps to obtain such information from any other dealers to which you resell such Notes.

4. Agreements. The Issuer on the one hand, and you on the other hand, agree that:

(a) Prior to the termination of any offering of the Notes pursuant to any Terms Agreement, the Issuer will not file any pricing supplement or free writing prospectus relating to the Notes or any amendment to the Registration Statement unless the Issuer has previously furnished to you a copy thereof for your review and will not file any such proposed supplement, amendment or free writing prospectus to which you reasonably object; provided, however, that the foregoing requirement shall

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not apply to any of the Issuer’s periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act, copies of which filings the Issuer will cause to be delivered to you promptly after being transmitted for filing with the Commission. Subject to the foregoing sentence, the Issuer will promptly cause each pricing supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Issuer will notify you promptly (i) of the filing of any amendment or supplement to the Base Prospectus or Prospectus Supplement, (ii) on becoming aware of any request by the Commission for any amendment to the Registration Statement (or any such replacement registration statement) or any amendment or supplement to the Base Prospectus or Prospectus Supplement or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement (or any such replacement registration statement) or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as practicable the withdrawal thereof. If the Base Prospectus or Prospectus Supplement is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, you shall not be obligated to solicit offers to purchase Notes so long as you are not reasonably satisfied with such document.

(b) If any event occurs or condition exists as a result of which the Preliminary Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your opinion or in the opinion of the Issuer, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Issuer will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Issuer, you shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Issuer shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, that will correct such statement or omission or effect such

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compliance and will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request. If any documents, certificates, opinions and letters furnished to you pursuant to paragraph (g) below and Sections 6(a), 6(b) and 6(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 4(b), until the distribution of any Notes you may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Issuer will, at its own expense, forthwith prepare and cause to be filed as soon as practicable with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request and shall furnish to you pursuant to paragraph (g) below and Sections 6(a), 6(b) and 6(c) such documents, certificates, opinions and letters as you may request in connection with the preparation and filing of such amendment or supplement.

(c) If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Information in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of the Issuer, it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, forthwith to prepare, file with the Commission, if necessary, and furnish, at its own expense, to the Agents and to any dealer upon request, either amendments or supplements to the Time of Sale Information so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Information is delivered to a prospective purchaser, be misleading or so that the Time of Sale Information, as amended or supplemented, will comply with law.

(d) The Issuer will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, on the earlier of January 1, or July 1 with respect to each sale of Notes.

(e) The Issuer will furnish to each Agent, without charge, (i) a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, the Time of Sale Information and any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request

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and (ii) in connection with any purchase of Notes pursuant to a Terms Agreement or solicitation of an offer to purchase Notes that is accepted by the Issuer, prior to 10:00 a.m. New York City time on the business day next succeeding the date of such Terms Agreement or the acceptance of such offer, as many copies of the Prospectus and the Time of Sale Information as then amended or supplemented (including the pricing supplement relating to the Notes to be purchased pursuant to such Terms Agreement or accepted offer), as you may reasonably request.

(f) The Issuer will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications for as long as you shall reasonably request.

(g) During the term of this Agreement, the Issuer shall furnish to you such relevant documents and certificates of officers of the Issuer relating to their business, operations and affairs, the Registration Statement, the Base Prospectus, any amendments or supplements thereto, the Indenture, the Notes, the Administrative Procedures, any Terms Agreement, and the performance by the Issuer of its obligations hereunder or thereunder as you may from time to time reasonably request.

(h) The Issuer shall notify you promptly in writing of any downgrading that occurs on or following the date hereof, or of its receipt of any notice on or following the date hereof of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded the Issuer or any of its securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(i) The Issuer will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Issuer’s counsel and accountants, and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 4(f), including filing fees and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to you of copies of the Indenture, and any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies

15

for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with FINRA, and (ix) the fees and disbursements of Davis Polk & Wardwell llp.

5. Conditions of the Obligations of the Agents. Your obligation to solicit offers to purchase Notes as agent of the Issuer in connection with any offering of Notes with respect to which you have received a Selling Agency Invitation, or been appointed as an Agent pursuant to other reasonable means as agreed by the parties, and your obligation to purchase Notes as principal pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Issuer herein, to the accuracy of the statements of the Issuer’s officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Issuer of all covenants and agreements herein contained on their part to be performed and observed (in the case of your obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of your obligation to purchase Notes, at the time the Issuer accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified below:

(a) Prior to such solicitation or purchase, as the case may be:

(i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission;

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated by the Time of Sale Information;

(iii) there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the London Stock Exchange; (b) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or on commercial banking activities in the United Kingdom declared by UK authorities; and (c) any outbreak or material escalation of hostilities or other national or international calamity or crisis the effect of which shall be such as to make it, in your judgment, impracticable or inadvisable to proceed with the

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purchase of the Notes by you on the terms and in the manner contemplated in the Time of Sale Information; and

(iv) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Issuer or any of the Issuer’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to you in writing by the Issuer prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made or (B) in such case where the relevant event shall have occurred and been known to you prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

(b) On the Commencement Date, you shall have received:

(i) The opinion, dated as of such date, of Dundas & Wilson CS LLP, Scottish solicitors to the Issuer, or of other counsel satisfactory to you and who may be an officer of the Issuer, with respect to the matters set forth in Annex I hereto;

(ii) The opinion, dated as of such date, of Linklaters LLP, English Solicitors for the Issuer, or of other counsel satisfactory to you and who may be an officer of the Issuer, with respect to the matters set forth in Annex II hereto;

(iii) The opinion and letter, each dated as of such date, of Davis Polk & Wardwell LLP, special U.S. counsel to the program, to be delivered to the Agents at the request of the Issuer, with respect to the matters set forth in Annex III and Annex IV, respectively, hereto.

(c) On the Commencement Date, you shall have received a certificate of the Issuer, dated the Commencement Date and signed by an authorized signatory of the Issuer to the effect set forth in subparagraphs (a)(i) and (a)(ii) above, and to the effect that the representations and warranties of the Issuer contained in this Agreement are true and correct as of such date, that the Issuer has complied with all of the agreements and satisfied all of the conditions on their parts to be performed or satisfied on

17

or before such date and as to such other matters as you shall reasonably request.

(d) On the Commencement Date, the Issuer’s independent auditors shall have furnished to you a letter or letters, dated as of the Commencement Date, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented, and the Time of Sale Information, provided that each letter so furnished shall use a “cut-off date” no more than five business days prior to the date of such letter.

(e) On the Commencement Date the Issuer shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request. On each Settlement Date with respect to any applicable Terms Agreement, if such Terms Agreement require the delivery of an opinion or a letter from counsel to the Agents, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuer in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

6. Additional Agreements of the Issuer.

(a) Unless the Issuer has suspended the solicitation of offers to purchase Notes pursuant to Section 3(a), the Issuer will deliver or cause to be delivered forthwith to you a certificate signed by an authorized signatory of the Issuer, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(c) in the following circumstances:

(i) at the time of the filing of the annual report on Form 20-F by the Issuer, or

(ii) at the time of the filing of any interim financial statements on Form 6-K by the Issuer that are incorporated by reference in the Registration Statement or Prospectus; or

(iii) at any time the Registration Statement or Prospectus is amended or supplemented to provide for a material

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change directly relating to the offering of the Notes (other than by means of a pricing supplement), which shall not include a change providing for specific terms of the Notes or any change resulting from the merger of any of the Agents, or

(iv) on the Commencement Date if the Issuer shall determine to file a new registration statement to replace the Registration Statement,

(b) Each time the Issuer furnishes a certificate pursuant to Section 6(a), the Issuer will furnish or cause to be furnished forthwith to you a letter of counsel for the Issuer, substantially in the form of Annex IV hereto.  Any such opinions or letter shall be dated the date of such filing, amendment or supplement on the Commencement Date, as the case may be, and shall be in a form satisfactory to you and shall be of the same tenor as the opinions referred to in Section 5(b), but modified to relate to the Registration Statement which incorporates the annual report on Form 20-F, the replacement registration statement, or the Registration Statement and Prospectus as amended or supplemented to the time of delivery of such letter, as the case may be. In lieu of such opinion or letter, counsel last furnishing such an opinion or letter to you may furnish to you a letter to the effect that you may rely on such last opinion or letter to the same extent as though it were dated the date of such letter (except that statements in such last opinion or letter will be deemed to relate to the Registration Statement which incorporates the annual report on Form 20-F, such replacement registration statement or the Registration Statement and Prospectus as amended or supplemented to the time of delivery of such letter).

(c) Each time the Issuer furnishes a certificate pursuant to Section 6(a), the Issuer shall cause its independent auditors forthwith to furnish you with a letter, dated the date of such filing, amendment or supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in Section 5(d), with regard to the amended, supplemental or new financial information included or incorporated by reference in the Registration Statement (or the replacement registration statement) or the Prospectus as amended or supplemented to the date of such letter; provided that each letter so furnished shall use a “cut-off date” no more than five business days prior to the date of such letter.

(d) The Issuer will pay the required Commission filing fees related to the Notes within the time required by Rule 456(b)(1) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(e) For purposes of the certificate to be delivered pursuant to Section 6(a)(iv) and the documents to be delivered pursuant to Sections

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6(b) and 6(c) in connection with the delivery of such certificate, the term (i) “Registration Statement” shall be deemed to refer to such replacement registration statement, (ii) “Base Prospectus” means the prospectus included in such replacement registration statement that relates to the Notes, (iii) “Prospectus Supplement” means a prospectus supplement filed with the Commission pursuant to Rule 424 under the Securities Act as a supplement to the Base Prospectus that describes generally the terms of the Notes (other than a product supplement, underlying supplement, preliminary pricing supplement or final pricing supplement), and (iv) “Commencement Date” means a date as agreed between the parties that in no event will be later than the day prior to the earlier of (1) the date on which you begin solicit offers to purchase Notes offered under such replacement registration statement and (2) the first date on which the Issuer accepts any offer by you to purchase Notes offered under such replacement registration statement as principal.  As of and after the certificate pursuant to Section 6(a)(iv) and the related documents pursuant to Sections 6(b) and 6(c) have been delivered, the foregoing terms shall be deemed to be so amended for all purposes of this Agreement.

7. Indemnification and Contribution.

(a) The Issuer agrees to indemnify and hold harmless you, your affiliates, directors, officers, and employees and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”), as incurred, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Information or the Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to the Issuer in writing by you expressly for use therein.

(b) Each of you severally and not jointly agrees to indemnify and hold harmless the Issuer, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to you, but only with reference to information relating to you furnished to the Issuer  in writing by you expressly for use in the

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Registration Statement or the Prospectus (or any amendments or supplements thereto) or the Time of Sale Information.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs (a) and (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to paragraph (a) above, and by the Issuer, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there were to be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder

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by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (ii) does not include a statement as to an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in paragraphs (a) and (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any Losses, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and you on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and you on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and you on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by you in respect thereof. The relative fault of the Issuer on the one hand and of you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand and you on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Issuer on the one hand and you on the other hand agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through you

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exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Issuer, their officers and you set forth in or made pursuant to this Agreement or any Terms Agreement will remain operative and in full force and effect regardless of any termination of this Agreement or any such Terms Agreement, any investigation made by or on behalf of you or any person controlling you or by or on behalf of the Issuer, their officers or directors or any person controlling the Issuer and acceptance of and payment for any of the Notes.

The Agents’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective purchase obligations.  For the purposes of this Section 7, each affiliate, director, officer, and employee of an Agent, and each person, if any, who controls an Agent within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Agent, and each person, if any, who controls the Issuer, within the meaning of the Securities Act and the Exchange Act, shall have the same rights to contribution as the Issuer.

8. Position of the Agents. In acting under this Agreement and in connection with the sale of any Notes by the Issuer (other than Notes sold to you pursuant to a Terms Agreement), you are acting solely as agents of the Issuer and do not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. You shall make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by you and accepted by the Issuer, but you shall not have any liability to the Issuer in the event any such purchase is not consummated for any reason. If the Issuer shall default in its obligations to deliver Notes to a purchaser whose offer the Issuer has accepted, the Issuer shall hold you harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to you the commission you would have received had such sale been consummated.

9. Offering Restrictions.  If any Notes are to be offered outside the United States, you will not offer or sell any such Notes in any jurisdiction if such offer or sale would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such offer or sale by you or for or on behalf of the Issuer unless such consent, approval or permission has

23

been previously obtained.  Subject to the obligations of the Issuer set forth in Section 4 of this Agreement, the Issuer shall not have any responsibility for, and it shall by your responsibility to obtain, any consent, approval or permission required by you for the subscription, offer, sale or delivery by you of Notes, or the distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which you are subject or in or from which you make any subscription, offer, sale or delivery.

10. Entire Agreement; Termination. This Agreement, as may be amended from time to time, constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes all prior oral or written agreements between the parties hereto or their predecessors with regard to the subject matter hereof. This Agreement may be terminated at any time by the Issuer or by you upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of either parties hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the third paragraph of Section 3(a), the last sentence of Section 4(b), and the entirety of Sections 3(c) and 4(i) and Sections 7, 8, 11, 12, 14, 15, 16, and 17 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Issuer but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 1, 2, 3(b), 4(a), 4(e), 4(f), 4(g), 4(h), 5 and 6 shall also survive until such delivery has been made.

11. Advertisements. You agree not to publish or cause to be published or use any written notice, circular, advertisement, letter or communication relating to any offering or proposed offering of the Notes, including, without limitation, any communications within the meaning of Rule 134 under the Securities Act, other than the Prospectus or Time of Sale Information relating to the particular Notes without the prior written consent of the Issuer.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of the Agents, at the address beneath such Agent’s signature on the signature page hereof; or, if sent to the Issuer, will be mailed, delivered or telefaxed and confirmed to the Issuer at RBS Gogarburn, PO Box 1000, Edinburgh, EH12 1HQ, United Kingdom, Attention: Group Secretariat (telefax number: +44 (0) 131-626-3081), with copies to Linda Simpson, Esq., Davis Polk & Wardwell llp, 450 Lexington Avenue, New York, New York 10017 (telefax number: 212-450-3800), and Nigel Wilson, Esq., Davis Polk & Wardwell llp, 99 Gresham Street, London EC2V 7NG, United Kingdom (telefax number: +44 20-7710-4986).

13. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in

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Section 7 and the purchasers of Notes (to the extent expressly provided in Section 5), and no other person will have any right or obligation hereunder.

14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

16. Submission to Jurisdiction. The Issuer agrees that any legal suit, action or proceeding brought by any Agent or by any person controlling any Agent, arising out of or based upon this Agreement may be instituted in any State or federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such court in any suit, action or proceeding. The Issuer has appointed John Fawcett, Chief Financial Officer, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut, 06901, as its authorized agent (the “Authorized Agent”) upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York by any Agent and the Issuer expressly accepts the jurisdiction of any such court in respect of such action.  Such appointment shall be irrevocable unless and until a successor authorized agent shall have been appointed by the Issuer and such appointment shall have been accepted by such successor authorized agent.  The Issuer represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

17. Judgment Currency. The Issuer, on the one hand, and the Agents severally, on the other hand, agree, to indemnify the other against loss incurred as a result of any judgment or order being given or made for any amount due hereunder or under the Notes and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified party would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by it if such indemnified party had utilized such amount of Judgment Currency to purchase United States dollars as  promptly as practicable upon receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer, on the one hand, and the Agents, on the other hand, and shall continue in full force and effect

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notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer and you.

Very truly yours, THE ROYAL BANK OF SCOTLAND GROUP PLC
By:	/s/ Liam Coleman
Name: Liam Coleman
Title: Deputy Group Treasurer

[Signature pages to U.S. Distribution Agreement]

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The foregoing U.S. Distribution Agreement
is hereby confirmed and accepted as of the
date first above written.

BARCLAYS CAPITAL INC.
By:	/s/ Travis H. Barnes
Name: Travis H. Barnes
Title: Managing Director

Notices hereunder shall be sent to:
745 Seventh Avenue
New York, NY 10019
Attention:	Syndicate Registration
Telefax:	(646) 834-8133

The foregoing U.S. Distribution Agreement
is hereby confirmed and accepted as of the
date first above written.

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Jack D. McSpadden, Jr.
Name: Jack D. McSpadden, Jr.
Title: Managing Director

Notices hereunder shall be sent to:
388 Greenwich Street
New York, NY 10013
Attention:	Transaction Execution Group
Telefax:	(646) 291-5209

The foregoing U.S. Distribution Agreement
is hereby confirmed and accepted as of the
date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Suzanne Buchta
Name: Suzanne Buchta
Title: Director

Notices hereunder shall be sent to:
50 Rockefeller Plaza, NY1-050-12-01
New York, NY 10020
Attention:	High Grade Transaction Management/Legal
Telefax:	(646) 855-5958

The foregoing U.S. Distribution Agreement
is hereby confirmed and accepted as of the
date first above written.

MORGAN STANLEY & CO. LLC
By:	/s/ Yurij Slyz
Name:Yurij Slyz
Title:Executive Director

Notices hereunder shall be sent to:
1585 Broadway, 4th Floor
New York, NY 10036
Attention:	Michael Borut
Telefax:	(212) 761-2209

The foregoing U.S. Distribution Agreement
is hereby confirmed and accepted as of the
date first above written.

RBS SECURITIES INC.
By:	/s/ Robert Hammer
Name:Robert Hammer
Title:Head of Equities and Structured Retail, Americas

Notices hereunder shall be sent to:
600 Washington Boulevard
Stamford, CT 06901
Attention:	General Counsel
Telefax:	(203) 873-4072

The foregoing U.S. Distribution Agreement
is hereby confirmed and accepted as of the
date first above written.

UBS SECURITIES LLC
By:	/s/ John B. Corcoran
	Name:	John B. Corcoran
	Title:	Managing Director Debt Syndicate - Americas UBS Investment Bank

By:	/s/ Christopher Fernando
	Name:	Christopher Fernando
	Title:	Director Debt Capital Markets UBS Securities LLC

Notices hereunder shall be sent to:
677 Washington Boulevard
Stamford, CT 06901
Attention:	Fixed Income Syndicate
Telefax:	(203) 719-0495

EXHIBIT A

THE ROYAL BANK OF SCOTLAND GROUP PLC
SELLING AGENCY INVITATION

Date: [                       ]

To: [Agents]

Reference is made to the U.S. Distribution Agreement dated September 13, 2011 among The Royal Bank of Scotland Group plc (the “Issuer”) and the Agents named therein (the “Distribution Agreement”). Terms not otherwise defined herein shall have the respective meanings assigned to them in the Distribution Agreement.

You are hereby invited to participate in the offering of the Securities described below for the purposes of soliciting and receiving offers to purchase the Securities from the Issuer by others.

By your acceptance of this Selling Agency Invitation, you hereby reaffirm the representations and warranties contained in Section 2 of the Distribution Agreement.

The Securities

Issuer:	The Royal Bank of Scotland Group plc
Title:	[ ]
Issue Size:	[ ]
Coupon:	[ ]
Denominations:	[ ]
Issue Price:	[ ]
Sales Commission:	[ ]
Proposed Issue Date:	[ ]
Maturity Date:	[ ]
Start of Selling Period/Launch Date:	[ ]
Closing Date:	[ ]
Start of Selling Period:	[ ]

The terms and conditions of the Securities are set out in the pricing supplement to be used in connection with the offering of the Securities. The Issuer will supply you with, or otherwise make available, a reasonable number of copies of the Time of Sale Information upon request.

A-1

THE ROYAL BANK OF SCOTLAND GROUP PLC
By:
Name:
Title:

A-2

EXHIBIT B

THE ROYAL BANK OF SCOTLAND GROUP PLC

Series A Senior Notes

NOTES TERMS AGREEMENT

_______________, 2011

THE ROYAL BANK OF SCOTLAND GROUP PLC

Re:           [Descriptive Name of Note]

This letter agreement “Agreement” is entered into pursuant to the U.S. Distribution Agreement dated as of September 13, 2011 (the “U.S. Distribution Agreement”), and constitutes a “Terms Agreement” (as such term is defined therein) thereunder.  Capitalized terms used in this Terms Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

Pursuant to Section 3(b) of the U.S. Distribution Agreement, the undersigned hereby agrees to purchase the Notes described in the preliminary pricing supplement attached hereto, and having the final terms indicated below:

Principal Amount:	$[ ]
Purchase Price:	$[1000] per security
Settlement Date:	[ ]
Maturity Date:	[ ]
Interest Payment Dates:	[ ]
Early Redemption Date:	[ ]
[Fixed Rate Interest Determination Period:]	[ ] to [ ]
[Floating Rate Interest Determination Period:]	[ ] to [ ]
Maximum Interest Rate:	[ ]
Minimum Interest Rate:	[ ]
Spread:	[ ]
Spread Multiplier:	[ ]

B-1

The provisions of the U.S. Distribution Agreement are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.  This Agreement is also subject to termination on the terms incorporated by reference herein.

Agreed:

[AGENT] as Agent
By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND GROUP PLC as Issuer
By:
Name:
Title:

B-2

EXHIBIT C

THE ROYAL BANK OF SCOTLAND GROUP PLC

Series A Senior Notes

ADMINISTRATIVE PROCEDURES

Explained below are the administrative procedures and specific terms of the offering from time to time of senior notes designated as Series A Senior Notes (the “Notes”), on a continuous basis by The Royal Bank of Scotland Group plc (the “Issuer”) pursuant to the U.S. Distribution Agreement, dated as of September 13, 2011 (as may be amended from time to time, the “Distribution Agreement”) among the Issuer, and the Agents listed on the signature pages therein (collectively or individually, the “Agent”).

The Senior Notes will be issued as senior unsecured indebtedness of the Issuer pursuant to an Amended and Restated Indenture (the “Indenture”), dated as of September 13, 2011 among the Issuer and The Bank of New York Mellon as trustee (the “Trustee”).

In the Distribution Agreement each Agent has agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will, unless otherwise agreed, govern the issuance and settlement of any Notes sold through each Agent, as agent of the Issuer. Each Agent, as principal, may also purchase Notes for its own account, and if requested by the relevant Agents, the Issuer, on the one side, and the relevant Agents, on the other side, will enter into a terms agreement (a “Terms Agreement”), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by one or more Agents, as principal, unless otherwise specified in the applicable Terms Agreement or otherwise agreed.

The Trustee will be the Paying Agent, Registrar and Transfer Agent for the Notes and the Issuer or an agent appointed by us will act as Calculation Agent and/or Exchange Agent in respect of the Notes, and in each case will perform the duties specified herein. Each Note will be represented by either (i) a Global Note (as defined below) and delivered to the Trustee, as agent for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC

(in the case of a Note, a “Book-Entry Note”) or (ii) a certificate delivered to the holder thereof or a person designated by such holder, a “Certificated Note”. Except as set forth in the applicable Indenture, an owner of a Book-Entry Note, as the case may be, will not be entitled to receive a Certificated Note.

Book-Entry Notes, which may be payable in either U.S. dollars or other specified currencies, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC’s operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof.

Unless otherwise defined herein, terms defined in the applicable Indenture or any Prospectus Supplement relating to the Notes shall be used herein as therein defined.

The Issuer will advise the relevant Agent(s) in writing of the employees of the Issuer with whom the relevant Agent(s) is to communicate regarding offers to purchase Notes and the related settlement details.

PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below.

Issuance:
On any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, the Issuer will issue, in the case of the Notes, a single global Note in fully registered form without coupons (a “Global Note”), if applicable, representing up to U.S. $500,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms. Each Global Note will be dated and issued as of the date of its authentication by the Trustee. Each Global Note will bear an “Interest Accrual Date,” which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date and (ii) with respect to any Global Note (or any portion thereof) issued subsequently upon exchange of a Global Note, or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note), regardless of the date of authentication of such subsequently issued Global Note. Book-Entry Notes may be payable in either U.S. dollars or other specified currencies. No Global Note will represent any Certificated Note.

If the Pricing Supplement (as defined herein) provides for an extended offering period beyond the Original Issue Date, then on any subsequent date of settlement for Notes having the same Original Issue Date, Maturity Date and other terms as the Notes represented by such Global Note, the Trustee will annotate the Global Note to indicate the change in aggregate principal amount. [For FAST closing][Upon such annotation, the Trustee, by means of an instruction originated through DTC’s Deposit/Withdrawal at Custodian (DWAC) system, will inform DTC to reflect an increase to the aggregate principal amount of the Notes.]

[For MMI closing][Upon such annotation, the Trustee, by means of a delivery versus free trade instruction to DTC, will inform DTC to reflect an increase in the aggregate principal amount of the Notes.]

[For MMI closing, if DVP][Upon such annotation, the Trustee, by means of a delivery versus payment trade instruction to DTC, will inform DTC to reflect an increase to the aggregate principal amount of the Note in exchange for the issuance proceeds.]

Denominations
Unless otherwise specified in the applicable Pricing Supplement, Book-Entry Notes will be issued in principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or, if such Book-Entry Notes are issued in a currency other than U.S. dollars, principal amounts of such currency in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such currency), and, unless otherwise indicated in the applicable Pricing Supplement, will be denominated in principal amounts not in excess of U.S. $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of U.S. $500,000,000, would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each U.S. $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note, will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.
Preparation of Pricing Supplement
If any order to purchase a Book-Entry Note is accepted by or on behalf of the Issuer, a pricing supplement (a “Pricing Supplement”) will be prepared by or on behalf of the Issuer and approved by the Issuer reflecting the terms of such Note. The Issuer will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act.

In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement
The receipt by the Issuer of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note representing such Note shall constitute “settlement” with respect to such Note. All orders accepted by the Issuer will be settled on the fifth Business Day pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement Procedures:
Unless otherwise specified in any Prospectus or Disclosure Package, Settlement Procedures with regard to each Book-Entry Note sold by the Issuer to or through the Agent (unless otherwise specified pursuant to a Terms Agreement), shall be as follows:

A.	In the case of a Book-Entry Note, the Agent will advise the Issuer by electronic submission that such Note is a Book-Entry Note and of the following settlement information:
1. Principal amount.
2. Maturity Date.

3.         In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually, semiannually or quarterly or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment

Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

4. Redemption or repayment provisions, if any.
5. Ranking.
6. Settlement date and time (Original Issue Date).
7. Interest Accrual Date.
8. Price.
9. Agent’s commission, if any, determined as provided in the Distribution Agreement.
10. Whether the Note is an Original Issue Discount Note (an “OID Note”), and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).
11. Whether the Issuer has the option to reset the Spread or Spread Multiplier of the Note.
12. Whether the Note is an Optionally Exchangeable Note, a Mandatorily Exchangeable Note, or any form of exchangeable Note.
13. Any other applicable provisions.
B.
The Issuer will advise the Trustee by electronic transmission of the information set forth in “Settlement Procedure” “A” above. The Trustee will then assign a CUSIP number to the Global Note representing a Note and will notify the Issuer and the Agent of such CUSIP number(s) by electronic transmission as soon as practicable.

C.	The Trustee will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC:
1. The information set forth in “Settlement Procedure” “A”

and “B” above.

2.        The Initial Interest Payment Date for the Notes the number of days by which such date succeeds the related DTC Record Date and, if known, amount of interest payable on such Initial Interest Payment Date.

3. The CUSIP number of the Global Note.

4.        [For FAST closing][The Agent will instigate a closing call with the Trustee and DTC to confirm the CUSIP number, aggregate principal amount and FAST closing number prior to execution of Global Note and settlement.]

D.	The Trustee will authenticate and deliver the Global Note representing the Note upon its receipt of a written Issuer order requesting authentication.
E.
The Trustee will enter a deliver order through DTC’s Participant Terminal System instructing DTC to create the Note and credit such Note to the Agent’s participant account [For MMI Closing, if DVP][and (ii) debit the Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Note, less the Agent’s commission, if any.] The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that the Global Note representing a Book-Entry Note has been issued and authenticated.

F.
Unless the Agent or a person holding through the Agent is the end purchaser of the Note, the Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note.

G.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “E” and “F” will be settled in accordance with SDFS operating procedures in effect on the settlement date.
H.	[For MMI closing, if DVP][Upon credit to the account of the

Trustee, the Trustee will credit to the account of the Issuer maintained at.JPMorgan Chase Bank, N.A., New York, in funds available for immediate use in the amount transferred to the Trustee in accordance with “Settlement Procedure” “E”.]

I.
Unless the Agent is the end purchaser of the Note, the Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

J.
Upon request, the Trustee will make available to the Issuer a statement setting forth the principal amount of Notes outstanding as of that date under the applicable Indenture, and setting forth a brief description of any sales of which the Issuer has advised the Trustee that have not yet been settled.

Settlement Procedures Timetable:
For sales by the Issuer of Book-Entry Notes to or through the Agent (unless otherwise specified pursuant to a Terms Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “J” set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

Settlement
Procedure                 Time
A                               11:00 A.M. on the sale date
B                                11:00 A.M. on the sale date
C                                12:00 Noon on the sale date
D                                2:00 P.M. on the sale date
[MMI; DVP][E         12:00 P.M. on the settlement date]
F                                12:00 P.M. on the settlement date
G-H                            2:00 P.M. on the settlement date
[MMI; DVP][I          5:00 P.M. on the settlement date]
J                                 5:00 P.M. on the settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B” and “C” shall be completed as soon as practicable but no later than 11:00 A.M., 11:00 A.M., 12 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date.

“Settlement Procedure” “H” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

[For MMI closing][If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, after receiving notice from the Issuer or the Agent, will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.]

Failure to Settle:
If the Trustee fails to enter a deliver order with respect to a Book-Entry Note pursuant to “Settlement Procedure” “F”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee’s participant account, provided that the Trustee’s participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount or face amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, the Trustee will mark such Global Note “canceled,” make appropriate entries in the Trustee’s records and send such canceled Global Note to the Issuer. The CUSIP number assigned to such Global Note shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor’s Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedure “G”. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note the Trustee will provide, in accordance with Settlement Procedures “C” and “D”, for the authentication and issuance of a Global Note representing the Book-Entry Notes to be represented by such Global Note and will make appropriate entries in its records.

PART II:	ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES
The Trustee will serve as registrar in connection with the Certificated Notes.
Issuance:
Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Preparation of Pricing Supplement:
If any order to purchase a Certificated Note is accepted by or on behalf of the Issuer, a pricing supplement (a “Pricing Supplement”) will be prepared by or on behalf of the Issuer and approved by the Issuer reflecting the terms of such Note. The Issuer will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act. The Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.
Settlement:
The receipt by the Issuer of immediately available funds in exchange for an authenticated Certificated Note delivered to the Agent and the Agent’s delivery of such Note against receipt of immediately available funds shall constitute “settlement” with respect to such Note. All offers accepted by the Issuer will be settled on or before the fifth Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Issuer and the purchaser agree to settlement on another date.

Settlement Procedures:	Settlement Procedures with regard to each Certificated Note sold by the Issuer to or through the Agent (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:
A.	In the case of Certificated Notes, the Agent will advise the Issuer by electronic submission that such Note is a Certificated Note and of the following settlement information:
1. Name in which such Note is to be registered (“Registered Note Owner”).
2. Required KYC documentation for the holder
3. Address of the Registered Note Owner and address for payment of principal and interest or standard payment instructions.
4. Taxpayer identification number of the Registered Note Owner (if available) and an original copy of the W8/W9 tax form.
5. Principal amount.
6. Maturity Date.

7.         In the case of a Fixed Rate Certificated Note, the Interest Rate, whether such Note will pay interest annually or semiannually or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date,

Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

8.        Redemption or repayment provisions, if any.

9. Ranking.
10. Settlement date and time (Original Issue Date).
11. Interest Accrual Date.
12. Price.
13. Agent’s commission, if any, determined as provided in the Distribution Agreement.
13. Denominations.
14. Specified Currency.
15. Whether the Note is an OID Note, and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and if so, the Issue Price).
16. Whether the Issuer has the option to reset the Spread or Spread Multiplier of the Note.
17. Any other applicable provisions.
B.	The Issuer will advise the Trustee by electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure “A” and “B” above, as applicable.
C.	The Issuer will have delivered to the Trustee a pre-printed Note.
D.
The Trustee will with respect to a Note, authenticate such Note and deliver it (with the confirmation) upon receipt of a written authentication order from the Issuer to the investor or such party as instructed by the Issuer.

E.	The Agent will confirm receipt of payment in immediately available funds and instruct the Trustee by electronic transmission to release the Note.
F.
The Trustee will send a copy of the Note register and the authenticated Note to the Issuer, evidencing that the issuance has been completed, the Note register formed and that the Note has been delivered.

Settlement Procedures Timetable:
For sales by the Issuer of Certificated Notes to or through the Agent (unless otherwise specified pursuant to a Terms Agreement), Settlement Procedures “A” through “F” set forth above shall be completed on or before the respective times in New York City set forth below:

Settlement
Procedure         Time
A                         2:00 P.M. two days prior to settlement date
B                         2:00 P.M. on or before day before settlement date
C                         3:00 P.M. on day before settlement date
D-E                     2:15 P.M. on settlement date
F                         3:00 P.M. on settlement date

Failure to Settle:
If a purchaser fails to accept delivery of and make payment for any Certificated Note, the Agent will notify the Issuer and the Trustee by electronic transmission and return such Note to the Trustee. Upon receipt of such notice, the Issuer will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect to such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Issuer will reimburse the Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Issuer. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such note “canceled,” make appropriate entries in the Trustee’s records and send such Note to the Issuer.

EXHIBIT D

Selling Restrictions

Each agent has represented and agreed that, in connection with the distribution of the notes, it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the “FSMA”)) received by it in connection with the issue or sale of such notes or any investments representing the notes in circumstances in which section 21(1) of the FSMA does not apply to us and that it has complied and will comply with all the applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each agent severally represents and agrees, and each further agent named on the applicable pricing supplements will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by the Prospectus Supplement and any pricing supplement to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(i) if the applicable pricing supplement in relation to the notes specify that an offer of those notes may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the pricing supplement contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or pricing supplement, as applicable, and we have consented in writing to its use for the purpose of that Non-exempt Offer;

(ii) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

D-1

(iii) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant agent or agents nominated by us for any such offer; or

(iv) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (ii) to (iv) above shall require us or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

D-2

EXHIBIT E

THE ROYAL BANK OF SCOTLAND GROUP PLC

Series A Senior Notes

FORM OF AGENT ACCESSION LETTER

_______________, 20__

[Name of Agent]
[Address of Agent]
Ladies and Gentlemen:

The  Royal Bank of Scotland Group plc, a public limited company incorporated under the laws of Scotland, United Kingdom (the “Issuer”) previously entered into a U.S. Distribution Agreement dated as of September 13, 2011 (the “Distribution Agreement”), among the Issuer, and the other agents signatory thereto (the “Existing Agents”), with respect to the issue and sale from time to time by the Issuer (each, an “offering”) of its senior notes designated as Series A Senior Notes (the “Notes”).  A copy of the Distribution Agreement, including the Administrative Procedures with respect to the issuance of the Notes attached thereto as Exhibit C, is attached hereto.

In accordance with Section 3(f) of the Distribution Agreement, we hereby confirm that, with effect from the date hereof, you shall become a party to, and an Agent under, the Distribution Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent as if originally named as such under the Distribution Agreement.

Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement.  Your obligation to act as Agent hereunder shall be subject to you having received copies of the most recent documents (including any prior documents referred to therein) previously delivered to the Existing Agents pursuant to Sections 5 and 6 of the Distribution Agreement.  By your signature below, you confirm that such documents are to your satisfaction.  For purposes of Section 12 of the Distribution Agreement, you confirm that your notice details are as set forth immediately beneath your signature.

Each of the parties to this letter agrees to perform its respective duties and obligations specifically provided to be performed by each of the parties in accordance with the terms and provisions of the Distribution Agreement and the Procedures, as amended or supplemented hereby.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.  This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

THE ROYAL BANK OF SCOTLAND GROUP PLC
By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the
date first above written

[Insert name of Additional Agent and information pursuant
to Section 12 of the Distribution Agreement]

EXHIBIT F

FORM OF CALCULATION AGENCY AGREEMENT

THE ROYAL BANK OF SCOTLAND GROUP PLC

[Descriptive Title of Notes],

Series A Senior Notes (the “Notes”)

CALCULATION AGENT AGREEMENT dated as of [   ] between The Royal Bank of Scotland Group plc, a public limited company incorporated in Scotland (the “Issuer”), having its principal office at RBS Gogarburn, PO Box 1000, Edinburgh EH12 1HQ, and [Calculation Agent]. (the “Calculation Agent,” which term shall, unless the context shall otherwise require, include its successors and assigns), having its principal office at [    ]

WHEREAS, the Issuer proposes to issue and sell from time to time its [Descriptive Title of Notes], Series A Senior Notes (the “Notes”), which are registered under the Registration Statement on Form F-3 file No. 333-162219 (the “Registration Statement”), as filed with the Securities and Exchange Commission under the Securities Act of 1933.  The Notes will be issued pursuant to the provisions of an amended and restated indenture dated as of September 13, 2011, between the Company and The Bank of New York Mellon, acting through its London branch, as trustee (the “Trustee”) as supplemented by a supplemental indenture in respect of the Series A Senior Notes, dated as of September 13, 2011, between the Company and The Bank of New York Mellon (such documents, as may be supplemented or amended from time to time, the “Indenture”).  Terms used but not defined herein shall have the meanings assigned to them in the Indenture, the Prospectus, and the Preliminary Pricing Supplement in respect of the Notes (“Pricing Supplement”) attached hereto as Exhibit A.

NOW IT IS HEREBY AGREED THAT:

1. The Issuer hereby appoints [    ], as Calculation Agent for the Notes, upon the terms and subject to the conditions herein set forth, and [   ] hereby accepts such appointment.  The Calculation Agent shall act as an agent of the Issuer for the purpose of determining the relevant interest rates in respect of each

Interest Determination Period (each such rate in respect of an Interest Determination Period, a “Relevant Rate”) of the Notes..

2. The Issuer shall notify the Calculation Agent of the issuance of the Notes and, at the time of such issuance, shall deliver to the Calculation Agent all information in the possession of the Issuer relating to the calculation of any payments thereunder.  The Calculation Agent shall calculate each Relevant Rate in respect of the Notes in accordance with the terms of such Notes, the Indenture and the provisions of this Agreement.

3. Promptly following the determination of any Relevant Rate, the Calculation Agent will promptly cause to be forwarded to the Issuer, the Trustee, and any paying agent for the Notes that may be specified by the Issuer or the Trustee information regarding such Relevant Rate.

4. The Issuer will pay such compensation as shall be agreed upon and the reasonable expenses, including reasonable counsel fees, properly incurred by the Calculation Agent in connection with its duties hereunder to the Calculation Agent upon receipt of such invoices as the Issuer shall reasonably require.

5. Notwithstanding any satisfaction or discharge of the Notes or the Indenture, the Issuer will indemnify the Calculation Agent against any losses, liabilities, costs, claims, actions or demands which it may incur or sustain or which may be made against it in connection with its appointment or the exercise of its powers and duties hereunder as well as the reasonable costs, including reasonable fees and expenses of counsel in defending any claim, action or demand, except such as may result from the negligence or willful misconduct of the Calculation Agent or any of its employees.  The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any actions taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (i) the written opinion or advice of counsel or (ii) written instructions from the Issuer.

6. The Calculation Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Issuer agrees:

(i) in acting under this Agreement and in connection with the Notes, the Calculation Agent, acting solely as agent for the Issuer, does not assume any obligation towards, or any relationship of agency or trust for or with, any of the holders of the Notes;

(ii) unless herein otherwise specifically provided, any order, certificate, notice, request or communication from the

Issuer made or given under any provision of this Agreement shall be sufficient if signed or given by any person whom the Calculation Agent reasonably believes to be a duly authorized officer or attorney-in-fact of the Issuer;

(iii) the Calculation Agent shall be obligated to perform only such duties as are expressly set forth herein and any duties necessarily incidental thereto;

(iv) the Calculation Agent shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered in good faith by it in reliance upon anything contained in the Notes, the Indenture or any information supplied to it by the Issuer pursuant to this Agreement, including the information to be supplied pursuant to Paragraph 2 above;

(v) the Calculation Agent or one of its affiliates, whether acting for itself or in any other capacity, may become the owner or pledgee of Notes with the same rights as it would have had if it were not acting hereunder as Calculation Agent; and

(vi) the Calculation Agent shall incur no liability hereunder except for loss sustained by reason of its own negligence or willful misconduct.

7. Except as provided below, the Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Issuer and the Trustee of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such notice shall be given not less than 60 days prior to the said effective date unless the Issuer and the Trustee otherwise agree in writing.  The Calculation Agent may be removed at any time by the filing with it of any instrument in writing signed on behalf of the Issuer, specifying such removal and the date on which shall become effective.  Such resignation or removal shall take effect upon:

(a)
the appointment by the Issuer or the as hereinafter provided of a successor Calculation Agent, which shall be a responsible financial firm or institution having an established place of business in the City of New York, New York or London, England, and may be an affiliate of the Issuer;

(b)	the acceptance of such appointment by such successor Calculation Agent; and

(c)
the giving of notice of such appointment to the holders of the Notes, provided that if the Calculation Agent fails duly to establish the Relevant Rate in respect of any Interest Determination Date, such removal will take effect immediately upon such appointment of, and acceptance thereof by, a successor Calculation Agent, in which event notice of such appointment shall be given to the holders of the Notes as soon as practicable thereafter.  Upon its resignation or removal becoming effective, the retiring Calculation Agent shall be entitled to the payment of its compensation and the reimbursement of all expenses incurred by such retiring Calculation Agent pursuant to Paragraph 4 hereof.

If at any time the Calculation Agent shall resign or be removed, or shall become incapable of acting or shall be adjudged bankrupt or insolvent, or liquidated or dissolved, or an order is made or an effective resolution is passed to wind up the Calculation Agent, or if the Calculation Agent shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver, administrator or other similar official of the Calculation Agent or of all or any substantial part of its property shall be appointed, or if any order of any court shall be entered approving any petition filed by or against the Calculation Agent under the provisions of any applicable bankruptcy or insolvency law, or if any public officer shall take charge or control of the Calculation Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor Calculation Agent shall be appointed by the Issuer by an instrument in writing filed with the successor Calculation Agent and the Trustee.  Upon the appointment as aforesaid of a successor Calculation Agent and acceptance by the latter of such appointment, the former Calculation Agent shall cease to be Calculation Agent hereunder.

Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor, the Issuer and the Trustee an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as the Calculation Agent hereunder, and such predecessor, upon payment of its compensation, charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

Any corporation or other entity into which the Calculation Agent may be merged or converted or any corporation or other entity with which the Calculation Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing or any paper or any further act on the part of any of the parties hereto.  Notice of any such merger, conversion or consolidation shall forthwith be given to the Issuer and the Trustee.

The provisions of Paragraph 5 of this Calculation Agent Agreement shall survive any resignation or removal of the Calculation Agent hereunder.

8. Any notice required to be given hereunder shall be delivered in person, sent by letter or telex or telecopy or communicated by telephone to a person mutually agreed upon by the parties to such communication (subject, in the case of communication by telephone, to confirmation dispatched within two business days by letter, telex or telecopy), in the case of the Issuer, to it at the address set forth in the heading of this Agreement, Attention: [    ]; in the case of the Calculation Agent, to it at the address set forth in the heading of this Agreement, [   ]; and in the case of the Trustee, to it at One Canada Square, London E14 5AL Attention: Corporate Trust Administration; or, in any case, to any other address of which the party receiving notice shall have notified the party giving such notice in writing.

9. This Agreement may be amended only by a writing duly executed and delivered by each of the parties signing below.

10. The provisions of this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date and year first above written.

The Royal Bank of Scotland Group plc
By:
Name:
Title:

[ ]
By:
Name:
Title:

EXHIBIT A
To the Form of Calculation Agency Agreement

[Relevant Pricing Supplement]

ANNEX I

FORM OF OPINION OF
DUNDAS & WILSON CS LLP, SCOTTISH SOLICITORS
TO THE ISSUER

Based upon and subject to the foregoing and to any matters not disclosed to us, and except as hereinafter qualified, we are of the opinion that so far as the present law of Scotland is concerned and as at the date hereof:

1.
Status and capacity: The Issuer has been duly incorporated in Scotland as a limited liability company and is validly registered under the law of Scotland, is not in liquidation, and has the corporate power and authority under such law to conduct its business as described in the Prospectus.

2.
Corporate authority and execution: The creation and issuance of the Notes, and the execution, delivery and performance by the Issuer of the Distribution Agreement, any applicable Terms Agreement and the Indenture, is within the corporate power of the Issuer, and has been duly authorised by all necessary corporate action on the part of the Issuer, and, insofar as Scots law governs the formalities of execution and delivery thereof, each Document has been duly executed and delivered by the Issuer.

3.
Documents binding: The obligations on the part of the Issuer under the Documents are, and the obligations on the part of the Issuer under any Terms Agreement will, on execution and delivery of the same, be, legal, valid and binding obligations of the Issuer enforceable against the Issuer in the Scottish courts.

4.
Notes binding: The Notes (in global or definitive form) (when executed by the Issuer in accordance with the Indenture), insofar as Scots law governs the formalities of execution and delivery thereof, will have been duly executed by or on behalf of the Issuer, and (upon their issuance, authentication and delivery, and payment therefor, in accordance with the terms of the Distribution Agreement, any Terms Agreement and the Indenture) will have been duly issued and delivered and the obligations on the part of the Issuer under the Notes will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in the Scottish courts.

5.
Official consents: No authorisations, approvals, consents or licences of governmental, judicial or public bodies or authorities of or in Scotland (together consents), except such consents as may be required under statutory provisions (other than the Companies Act 2006 as it applies to a company having its registered office in Scotland) or regulations or practices applying in Great Britain as a whole, are required by the Issuer, as a result of being a Scottish registered company, for the execution, issue and delivery of the Notes.

6.
Non-conflict with constitution, laws or litigation: Neither the execution, delivery and performance by the Issuer of the Distribution Agreement, any Terms Agreement and the Indenture, nor the execution, issue, delivery and performance by the Issuer of the Notes, will of itself result in any violation in any material respect of:

(a)	the Memorandum or Articles of Association of the Issuer; or

(b)	any existing applicable mandatory provision of Scots law or regulation; or

(c)	any existing judgment, order or decree of any Scottish court.

7.
Enforcement and choice of law: The Agents would under current practice of the Scottish courts (assuming the effect of Section 16 of the Distribution Agreement and Section 1.14 of the Indenture is not to prorogate the exclusive jurisdiction of the courts in the Borough of Manhattan therein referred to (the New York Courts)) be permitted to commence proceedings in the Scottish courts for enforcement of the Distribution Agreement and the Scottish courts would accept jurisdiction in any proceedings for so long as the Issuer remained domiciled in Scotland and, upon proper averments being made in a Scottish court in any such proceedings, the choice of the law of the State of New York as the governing law of the Indenture and the Distribution Agreement would be upheld as a valid choice of law by that court.

8.
Submission to jurisdiction: The submission by the Issuer in Section 16 of the Distribution Agreement and Section 1.14 of the Indenture to the jurisdiction of the New York Courts, and the designation, appointment and empowerment by the Issuer under the said Section 16 and Section 1.14 of an agent for service, would be upheld by the Scottish courts as valid and effective.

9.
Recognition of foreign judgments: In relation to any Note, Terms Agreement or Document which is expressed to be governed by the law of the State of New York as its governing law, a judgment of the New York Courts as the relevant forum would be recognised in Scotland through an action of decree–conform under common law in the Court of Session in Scotland, assuming that (I) the court which issued the judgment had jurisdiction and acted judicially with no element of unfairness, (II) such judgment was final, not obtained by fraud, or a revenue or penal action, remained capable of enforcement in the place it was pronounced and was not contrary to natural justice, and (III) enforcement of the judgment is not contrary to Scottish public policy.

10.
Enforcement by Holders: Each holder of a Note is (if and when a valid cause of action which is enforceable by a Holder (as defined in the Indenture) arises under the Notes) entitled to sue as claimant in the Scottish courts for the enforcement of its rights against the Issuer, as applicable, and such entitlement will not be subject to any conditions which are not applicable to residents of Scotland, save that a Scottish court may require a person who is not resident in Scotland to provide security for costs.

ANNEX II
FORM OF OPINION OF LINKLATERS LLP
ENGLISH SOLICITORS TO THE ISSUER

Based on the documents referred to, and assumptions made, in paragraphs 5 and 6 above and subject to any matters not disclosed to us, we are of the following opinion:

1.
Assuming that the Notes do not carry and have not carried a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital, the statements in the Prospectus Supplement under the section headed “Taxation in the United Kingdom”, insofar as such statements constitute a general summary of both current United Kingdom tax law as applied in England and Wales and United Kingdom H.M. Revenue and Customs’ practice relevant to the issue of the Notes, if any, fairly and accurately summarise the matters referred to therein.

2.
No United Kingdom stamp duty, stamp duty reserve tax, capital duty, registration or other issue or documentary taxes are payable by the Agents on the creation, issue and delivery of the Notes by the Company which comprise loan capital falling within the exemption in Section 79(4) and not within Sections 79(5) or 79(6) of the Finance Act 1986. Furthermore, even if the above exemption does not apply, there will nevertheless be no such United Kingdom stamp duty, stamp duty reserve tax, capital duty, registration or other issue or documentary taxes payable by the Agents on the creation, issue and delivery of the Notes provided that (i) such Agents are not persons falling within any of Sections 93(2), 93(3) or 96(1) of the Finance Act 1986 and (ii) any other person falling within any of Sections 93(2), 93(3) or 96(1) of the Finance Act 1986 to whom the Notes are issued or delivered does not seek to pass on the cost of any charge to United Kingdom stamp duty, stamp duty reserve tax or other issue or documentary taxes falling on them to the Agents.

3.
No United Kingdom stamp duty, stamp duty reserve tax, capital duty, registration or other issue or documentary taxes should be payable in the United Kingdom on the creation, issue or delivery by, or on behalf of, the Company of the Notes in registered form which comprise loan capital falling within Section 79(4) and not within Sections 79(5) and (6) of the Finance Act 1986, or on the execution and delivery of any Terms Agreement, the Distribution Agreement or the consummation of the transactions contemplated thereby in respect of such Notes.

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4.	No United Kingdom value added tax will be payable by the Agents in respect of their underwriting commissions under the Distribution Agreement.

5.
Payments of interest by the Company in respect of the Notes may be made without withholding taxes or duties in the United Kingdom provided that (a) the effective term of the Notes is less than 365 days (and the Notes are not issued under arrangements the effect of which is to render such Notes part of a borrowing with a total term of 365 days or more), or (b) the Notes are listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007 at the time of the payment. The main market of the New York Stock Exchange is a “recognised stock exchange” for purposes of Section 1005.

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ANNEX III

FORM OF OPINION OF
DAVIS POLK & WARDWELL LLP
Delivered pursuant to Section 5(b)(iii) of the Distribution Agreement

Based upon the foregoing, we are of the opinion that:

1.
Assuming each of the Amended and Restated Indenture and the First Supplemental Indenture has been duly authorized, executed and delivered by the Issuer insofar as Scots law is concerned, each of the Amended and Restated Indenture and the First Supplemental Indenture has been duly executed and delivered by the Issuer, and the Indenture is a valid and binding agreement of the Issuer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2.
Assuming the Notes have been duly authorized by the Issuer insofar as Scots law is concerned, when the terms of the Notes have been established in conformity with the provisions of the Indenture and executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, the Notes will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and the Notes will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued.

3.
Assuming the Distribution Agreement has been duly authorized, executed and delivered by the Issuer insofar as Scots law is concerned, the Distribution Agreement has been duly executed and delivered by the Issuer.

4.	The Issuer is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.	Except as disclosed in the Prospectus, the execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the

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Distribution Agreement, the Indenture, and the Notes will not contravene any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby, provided that we express no opinion as to federal or state securities laws.

6.
No consent, approval, authorization or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Distribution Agreement, the Indenture, and the Notes is required for the execution, delivery and performance by the Issuer of its obligations under the Distribution Agreement, the Indenture, and the Notes, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion and except that no opinion is expressed herein with respect to whether the purchase of any Notes constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any laws similar to those provisions.

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ANNEX IV

FORM OF 10b-5 LETTER OF
DAVIS POLK & WARDWELL LLP
Delivered pursuant to Section 5(b)(iii) of the Distribution Agreement

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

1.
the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

2.	nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Notes:

a.
the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

b.
the Prospectus as of the date hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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